UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) January 20, 2000


                              Oleramma, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)


             Nevada                   0-25909          86-0931332
   ----------------------------     -----------     -----------------
  (State or other jurisdiction      (Commission     (I.R.S. Employer
        of incorporation)            File Number)    Identification)

    5085 Lift Drive, Suite 201, Colorado Springs, CO      80919
    -------------------------------------------------   ----------
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code: (800) 410-2225
                                                       --------------

       10801 E. Grove Street, Apache Junction, Arizona  85220
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a)

On January 20, a Buying Group, consisting of Morningstar Trust, Larry Hunter, Trustee, and WFO Trust, Bry Behrmann, Trustee, acquired 2,850,000 shares of Oleramma, Inc.'s common stock, pursuant to an Share Purchase Agreement (See
Exhibit I) by and between Rick Jesky, former President and founder of Oleramma, Inc., and the Buying Group, listed above, the Buyers. The Buying Group paid to Rick Jesky the sum of one hundred seventy-eight thousand dollars ($178,000.00) for the common shares. The source of the funds was paid by check through an escrow account.

(b)

Pursuant to the Share Purchase Agreement by and between Morningstar Trust and WFO Trust, collectively the Buyers and the Seller, listed above have purchased approximately 2,850,000 of the issued and outstanding common stock of Oleramma, Inc.

ITEM 2.  ACQUISTION OR DISPOSITON OF ASSETS.

Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

Oleramma, Inc., in reliance upon an exemption from the registration provisions of Section 5 of the Securities Act of 1993, as amended, pursuant to Regulation D, Rule 505, of the Act, plans to offer restricted shares of its common stock, starting in February, 2000.
The purpose of this Offering is to further capitalize the corporation.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

Rick Jesky, Oleramma's, Inc.'s President/Chairman of the Board and founder and Linda Pike, the Company's Corporate Secretary and Director, have agreed to resign as President, Secretary, and Directors of the Company, and to appoint Richard Lindberg as President and Mysha M. Lankhorst and Corporate Secretary, Larry Hunter as Director and Bry Behrmann as Director. On or about January 21, 2000, a change of Officer and Director list was filed with the Secretary of State for the State of Nevada, which reflects these changes.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

Not applicable.

Item 8.  CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.  REGULATION S OFFERINGS.

Not applicable.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oleramma, Inc.

By:  /s/ Richard Lindberg
---------------------------
Richard Lindberg, President

Date:	January 25, 2000